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                                                                   Exhibit 10.10

                            AMENDMENT NO. 1 TO LEASE

     This Amendment No. 1 To Lease (this "Amendment") is dated as of this 3rd day of December, 2001, by and between Menlo Equities Associates LLC, a California limited liability company ("Landlord") and Macromedia, Inc.,, a Delaware corporation ("Tenant").

                                    Recitals

     A. Landlord and Tenant entered into that certain Lease Agreement dated November 29, 2001 (the "Lease") for premises located in the City of Redwood City, County of San Mateo, State of California, commonly known as 101 Redwood Shores Parkway, comprised of 52,905 rentable square feet of floor area ("Premises"); and

     B. Landlord and Tenant now desire to amend the Lease according to the terms and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

                                    Agreement

     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Base Monthly Rent. The term "Base Monthly Rent" as defined in Article 1 of the Lease is hereby deleted and replaced with the following:

     Base Monthly Rent:   The term "Base Monthly Rent" shall mean the following:

                          Period                             Base Monthly Rent
                          ------                             -----------------
                          12/27/01 - 12/26/04                $140,727.30

                          12/27/04 - 12/26/09                $153,953.55

                          12/27/09 - 12/26/11                $160,302.15

                          Notwithstanding the foregoing, from and after the end of the 24/th/ month of the Lease Term, Base Monthly Rent is subject to reduction by the Reduction Factor, as hereinafter defined in this paragraph. The term "Reduction Factor" shall mean a number, between $0 and $10,416.67, inclusive, calculated (as of the last day of the 24/th/ month of the Lease Term) by dividing the Commission and T.I. Balance (as hereinafter defined in this paragraph) by 96 (the remaining number of months in the Lease Term). The term "Commission and T.I. Balance" shall mean (A) $1,000,000 multiplied by the percentage of the rentable square feet located on the first and second floors of the Building (exclusive of the Building lobby and any portion of the 52,905 square feet of the Leased Premises) which are subject to leases or other form of occupancy agreement in effect as of the last day of the 24/th/ month of the Lease Term, minus (B) the total costs incurred or irrevocably committed (subject to reasonable, customary, good faith conditions) by Landlord in connection with multi-tenant corridors required by such leased premises, tenant improvements, and/or leasing commissions for space located on the first and second floors of the Building. For example, if 75% of the first and second floors of the Building were subject to leases or other form of occupancy agreement as of the end of the 24 month period, the $1,000,000 base would be reduced to $750,000, and if the total costs incurred or irrevocably committed (subject to reasonable, customary, good faith conditions) by Landlord in connection with multi-tenant corridors required by such leased premises, tenant improvements, and/or leasing commissions for space located on the first and second floors of the Building were $400,000, then Base Monthly Rent for the remaining 96 months of the Lease Term would be reduced by $3,645.83 (i.e., $350,000 divided by 96). In this example, the Reduction Factor would be $3,645.83.

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     2.  Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

     3.  Miscellaneous.

         (a) Attorney's Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

         (b) Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

     In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first written above.

Tenant:                                 Landlord:

Macromedia, Inc.,                       Menlo Equities Associates LLC,
a Delaware corporation                  a California limited liability company

                                        By: Menlo Equities Inc., Managing Member


By: _________________________________       By: ________________________________
Name:  James Morgensen,                           Henry D. Bullock, President
Title: Vice President, Real Estate,
        Facilities and Services


By: _________________________________
Name: Elizabeth Nelson
Title: Chief Financial Officer